EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated March 15, 2005, except for notes 2 (b), 2
(e), 7, and 12 dated October 18, 2005, accompanying the financial statements included in the amended Annual Report of Trycera Financial, Inc. on Form 10-KSB/A-4 for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Trycera Financial, Inc. on Form S-2 (File No. 333-121651).

/s/ Chisholm, Bierwolf & Nilson, LLC

CHISHOLM, BIERWOLF & NILSON, LLC

Bountiful, Utah
December 12, 2005